Exhibit 99.1

NEWS RELEASE

Contacts:	Volcom, Inc.	PondelWilkinson Inc.
	Doug Collier, CFO	Rob Whetstone (310) 279-5963; rwhetstone@pondel.com
	(949) 646-2175	Evan Pondel (310) 279-5973; epondel@pondel.com

VOLCOM REPORTS 2009 FIRST QUARTER FINANCIAL RESULTS

– Total Consolidated Revenues Were $68.3 Million;

Consolidated Net income of $4.2 Million, or $0.17 Per Diluted Share –

COSTA MESA, CA – April 30, 2009 – Volcom, Inc. (NASDAQ: VLCM) today announced financial results for the first quarter ended March 31, 2009.

For the 2009 first quarter, total consolidated revenues were $68.3 million compared with $80.6 million in the first quarter of 2008. Total revenues in the company’s U.S. segment, which includes revenues from the U.S., Canada, Japan and most other international territories outside of Europe, as well as the company’s branded retail stores, were $42.4 million compared with $49.2 million in the prior year period. Total revenues in the company’s Europe segment were $21.7 million compared with $25.2 million in the same period in 2008. Total revenues in the company’s Electric segment were $4.2 million compared with $6.2 million last year.

“We continue to make solid progress aligning our business with the new realities of the retail environment given the current state of the economy,” said Richard Woolcott, Volcom’s chairman and chief executive officer. “Overall, the first quarter was slightly ahead of our expectations in all three of our business segments. The core Volcom business is well intact, bolstered by innovative product and a strong global brand. We are working diligently to maintain our competitive edge and position the company to remain financially strong and creatively energized.”

Consolidated gross profit for the 2009 first quarter was $34.4 million, equal to 50.3% of total revenues, compared with $42.2 million, or 52.4% of total revenues, in the first quarter of 2008.

Selling, general and administrative expenses on a consolidated basis were $28.0 million in the 2009 first quarter versus $27.8 million in the comparable period in 2008.

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Volcom 2009 First Quarter Financial Results

Total operating income for the first quarter of 2009 on a consolidated basis was $6.3 million, compared with $14.4 million last year. Operating margin for the first quarter of 2009 was 9.3%, compared with 17.9% in the first quarter of 2008.

The company’s consolidated effective tax rate for the 2009 first quarter was 35% compared with 36.5% for the first quarter of 2008.

Consolidated net income for the 2009 first quarter was $4.2 million, or $0.17 per diluted share, compared with $9.3 million, or $0.38 per diluted share in the comparable period in 2008.

At March 31, 2009, the company had approximately $85.0 million in cash, cash equivalents and short-term investments, no significant debt and stockholders’ equity of approximately $195.2 million. Net cash provided by operating activities was $6.0 million compared with $5.6 million for the same period a year ago.

2009 Second Quarter Financial Outlook

In putting forth its financial guidance for the 2009 second quarter, the company noted it continues to operate in a weak economic environment. As such, the company currently expects total consolidated revenues for the 2009 second quarter of approximately $47 million to $50 million, and earnings are expected in the range of breakeven to a loss of approximately $0.03 per share.

Conference Call Information

The company will host a conference call today at approximately 4:30 p.m. ET to discuss its financial results and outlook in further detail. The conference call will be available to interested parties through a live audio Internet broadcast at www.volcom.com. A telephone playback of the conference call will also be available until 11:59 p.m. ET, Thursday, May 7, 2009. Listeners should call (800) 642-1687 (domestic) or (706) 645-9291 (international) and use reservation: 94952963.

About Volcom, Inc.

Volcom is an innovative designer, marketer and distributor of premium quality young mens and womens clothing, accessories and related products. The Volcom brand, symbolized by The Stone , is athlete-driven, creative and forward thinking. Volcom has consistently followed its motto of “youth against establishment,” and the brand is inspired by the energy of youth culture. Volcom branded products are sold throughout the United States and internationally. Volcom’s news announcements and SEC filings are available through the company’s website at www.volcom.com.

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Volcom 2009 First Quarter Financial Results

Safe Harbor Statement

Certain statements in this press release and oral statements made from time to time by representatives of the company are forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including statements in connection with or related to any discussion of or reference to Volcom’s future operations, opportunities or financial performance. In particular, statements regarding the company’s guidance and future financial performance contained under the section entitled 2009 Financial Outlook and Mr. Woolcott’s statements regarding making solid progress aligning the business with the new realities of the retail environment given the current state of the economy. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Volcom’s actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, including, without limitation, further softening of the retail environment, sales of our products by key retailers, including Pacific Sunwear and Zumiez, our ability to successfully shift from a licensee model in Europe to a direct control model, changes in fashion trends and consumer preferences, general economic conditions, the impact of increasing sourcing costs, and additional factors which are detailed in our filings with the Securities and Exchange Commission, including the Risk Factors contained in the company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) and the subsequently filed Quarterly Reports on Form 10-Q, all of which are available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Volcom is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

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VOLCOM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2009	2008
Revenues:
Product revenues	$67,944	$79,987
Licensing revenues	375	567

Total revenues	68,319	80,554
Cost of goods sold	33,937	38,379

Gross profit	34,382	42,175
Selling, general and administrative expenses	28,034	27,777

Operating income	6,348	14,398
Other income:
Interest income, net	33	469
Foreign currency gain (loss)	118	(156)

Total other income	151	313

Income before provision for income taxes	6,499	14,711
Provision for income taxes	2,279	5,371

Net income	$4,220	$9,340

Net income per share:
Basic	$0.17	$0.38
Diluted	$0.17	$0.38
Weighted average shares outstanding:
Basic	24,347,857	24,326,015
Diluted	24,357,044	24,330,994

VOLCOM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	March 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$59,947	$79,613
Short-term investments	24,944	—
Accounts receivable — net of allowances	56,990	60,914
Inventories	22,290	27,086
Prepaid expenses and other current assets	2,111	2,596
Income taxes receivable	1,100	3,309
Deferred income taxes	5,029	4,947

Total current assets	172,411	178,465

Property and equipment — net	25,612	26,716
Investments in unconsolidated investees	330	330
Deferred income taxes	4,031	4,028
Intangible assets — net	10,770	10,578
Goodwill	618	665
Other assets	770	841

Total assets	$214,542	$221,623

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,955	$15,291
Accrued expenses and other current liabilities	8,869	12,027
Current portion of capital lease obligations	59	71

Total current liabilities	18,883	27,389

Long-term capital lease obligations	16	23
Other long-term liabilities	357	414
Income taxes payable – non-current	95	94
Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	90,685	90,456
Retained earnings	106,155	101,935
Accumulated other comprehensive (loss) income	(1,673)	1,288

Total stockholders’ equity	195,191	193,703

Total liabilities and stockholders’ equity	$214,542	$221,623

VOLCOM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Three Months Ended March 31,
	2009	2008
Cash flows from operating activities:
Net income	$4,220	$9,340
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,765	1,743
Provision for doubtful accounts	1,113	163
Loss on disposal of property and equipment	4	16
Stock-based compensation	246	247
Deferred income taxes	(78)	(79)
Changes in operating assets and liabilities:
Accounts receivable	(473)	(3,138)
Inventories	4,135	5,801
Prepaid expenses and other current assets	392	(473)
Income taxes receivable/payable	2,273	4,632
Other assets	37	77
Accounts payable	(4,802)	(12,810)
Accrued expenses	(2,792)	221
Other long-term liabilities	(30)	(112)

Net cash provided by operating activities	6,010	5,628

Cash flows from investing activities:
Purchase of property and equipment	(734)	(1,026)
Business acquisitions, net of cash acquired	(794)	(26,856)
Purchase of intangible assets	—	(300)
Purchase of short-term investments	(24,944)	(281)
Purchase of additional shares in cost method investee	—	(32)

Net cash used in investing activities	(26,472)	(28,495)

Cash flows from financing activities:
Principal payments capital lease obligations	(18)	(46)
Proceeds from government grants	—	463

Net cash (used in) provided by financing activities	(18)	417

Effect of exchange rate changes on cash	814	1,519

Net decrease in cash and cash equivalents	(19,666)	(20,931)
Cash and cash equivalents — Beginning of period	79,613	92,962

Cash and cash equivalents — End of period	$59,947	$72,031

VOLCOM, INC. AND SUBSIDIARIES

OPERATING SEGMENT INFORMATION (UNAUDITED)

(in thousands)

	Three Months Ended March 31,
	2009	2008
Total revenues:
United States	$42,420	$49,225
Europe	21,678	25,154
Electric	4,221	6,175

Consolidated	$68,319	$80,554

Gross profit:
United States	$20,275	$23,907
Europe	11,807	14,669
Electric	2,300	3,599

Consolidated	$34,382	$42,175

Operating (loss) income:
United States	$1,471	$4,979
Europe	5,792	9,038
Electric	(915)	381

Consolidated	$6,348	$14,398